Exhibit 31.1

CERTIFICATION

PURSUANT TO EXCHANGE ACT RULE 13a-14(a) AND 15d-14(a),

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Andrew H. Reich, certify that:

1.

I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Siebert Financial Corp.;

2.

Based on my knowledge, this Amendment No. 1 to the annual report on Form 10-K of Siebert Financial Corp. does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment No. 1 to the annual report on Form 10-K of Siebert Financial Corp.;

/s/ Andrew H. Reich	Date: May 20, 2022
Andrew H. Reich
Executive Vice President, Chief Operating Officer,
Chief Financial Officer and Secretary
(Principal executive, financial and accounting officer)